FIDELITY INVESTMENTS

CODE OF ETHICS FOR PERSONAL INVESTING

FIDELITY FUNDS VERSION

January 1, 2005

Who these Rules apply to

The Code of Ethics for Personal Investing, Fidelity Funds Version applies to officers,

directors, and employees of Fidelity companies that are involved in the management or operations of Fidelity's funds, including Fidelity's investment advisers to the funds and the principal underwriter of the funds.

Keep in mind that any future changes in your job status within Fidelity could mean a change in which rules apply to you.

Three categories of people are subject to this Code:

· Fund-Knowledgeable Employees - Includes employees with access to information about fund trades, current fund holdings, securities under consideration by the funds, or research recommendations to the funds. You are a Fund-Knowledgeable Employee if you are:

o an employee of Fidelity Management Trust Company (FMTC) or Fidelity

Pricing and Cash Management Services (FPCMS)

o an employee in Enterprise Compliance or Fidelity Audit Services

o an employee with access to timely fund information including access to systems such as AS400 trading or development machines

· Fund-Advisory Employees - Includes employees of Fidelity companies that provide advisory services to Fidelity's funds, as well as certain senior executives and other individuals who may be in a position to influence fund recommendations, fund investment decisions, or fund management. You are a Fund-Advisory Employee if you are an employee who:

o works in Fidelity Management & Research Company (FMR Co.) or

Fidelity Capital Markets (FCM)

o is a member of the Board of Directors of FMR Co. or FMR Corp.

o is a member of the funds' Advisory Board or Board of Trustees

o is an elected officer of FMR Corp.

o is an attorney acting as counsel within FMR Corp. Legal

o works in the Ethics Office

· Research Analysts and Portfolio Managers - Includes employees making investment recommendations for the funds (research analysts) and employees who manage a fund or a portion of a fund's assets (portfolio managers).

If you qualify for more than one category, you are in the more restrictive one - with

Research Analysts and Portfolio Managers being the most restrictive. You may also be placed in a given category by designation of the Ethics Office. This can include non-Fidelity employees (such as independent contractors) who could have access to sensitive fund information.

This Code of Ethics is divided into three parts. Which category you are in determines which parts apply to you. The rules in Part 1 apply to people in all three categories.

If you are a Fund-Knowledgeable Employee, then these are the only rules that apply to you.

The rules in Part 2 apply to Fund-Advisory Employees, and Research Analysts and

Portfolio Managers.

The rules in Part 3 apply to Research Analysts and Portfolio Managers only.

These rules are cumulative: if you are in a more restrictive category, you are also subject to the rules for categories less restrictive than yours.

Note that some rules apply not only to you, but also to anyone whose relationship to you makes them a "covered person" (see definition in sidebar). These rules are specifically noted.

--------Key Concepts Defined------------------------------------------------------------

Covered person

This includes:

· you

· your spouse, or a domestic partner who shares your household

· any immediate family member who shares your household and who is either under 18 or is supported financially by you

· anyone else who has been told by the Ethics Office that he or she is a covered person

Immediate family member

Your spouse, or a domestic partner who shares your household, and anyone who is related to you in any of the following ways, whether by blood, adoption, or marriage:

· children, stepchildren, and grandchildren

· parents, step-parents, and grandparents

· siblings

· parents-, children-, or siblings-in-law

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PART 1 Rules for All Employees Covered by this Code

Following the rules - in letter and in spirit

As a person subject to this version of the Code of Ethics, you have a fiduciary duty never to place your own personal interest ahead of the interests of the firm's clients,

including shareholders of the Fidelity funds. This means never taking unfair advantage of your relationship to the funds or Fidelity in attempting to benefit yourself or another party. In addition, you need to comply with policies in the prospectus of any Fidelity fund concerning limits on excessive trading.

Because no set of rules can anticipate every possible situation, it's essential that you follow these rules not just in letter, but in spirit as well. Any activity that compromises Fidelity's integrity, even if it doesn't expressly violate a rule, has the potential to harm Fidelity's reputation and may result in scrutiny or further action from the Ethics Office.

WHAT'S REQUIRED

Acknowledging that you understand the rules

When you begin working at Fidelity, and again each year, you're required to acknowledge that:

· you understand and will comply with all rules that currently apply to you

· you'll let Fidelity monitor the transactions in your covered accounts

· you'll comply with any new or existing rules that become applicable to you in the future

TO DO

· Promptly respond to the acknowledgment email you receive from the

Ethics Office each year. New employees need to respond within 10 days of hire.

· If you do not have access to email, request a printed Acknowledgement

Form from the Ethics Office.

Complying with federal securities laws

In addition to complying with these rules and other company-wide policies, you need to comply with federal securities laws.

Reporting violations to the Ethics Office

If you become aware that you or someone else has violated any of these rules, you need to promptly report the violation.

TO DO

· Call the Ethics Office Service Line at 617-563-5566.

· If you would prefer to speak on a non-recorded line, call the

Chairman's Line at 800-242-4762.

Disclosing all securities accounts and holdings in covered securities

This rule covers not only accounts and holdings under your own name or control, but those under the name or control of any covered person as well. It includes accounts held at Fidelity and at other financial institutions. Note that several key terms have specific definitions for purposes of these rules, and that these definitions may be different from what you would expect (see sidebars).

Under this rule, all employees must disclose:

· Brokerage accounts

· Accounts containing shares of Fidelity funds, or other covered securities advised by Fidelity (such as interests in Fidelity 529 College Savings

Plans)

· Any other type of securities account, including accounts holding noncovered securities (such as shares of mutual funds or other investment products managed by another company)

· Any holdings of covered securities that are not held in an account you are disclosing (such as certificate shares, private placements, or interests in an LLC or partnership).

Note that information about these holdings must be no more than 45 days old when you submit it.

TO DO

Employees newly subject to this rule

Within 10 days of hire or of being notified that this Fidelity Funds Version of the Code applies to you, submit an Accounts and Holdings Form showing all of your securities accounts and holdings of covered securities. Attach the most recent statement for each account listed. If you don't have any securities accounts or applicable holdings, use the form to tell us so.

Current employees

· In January, you will be receiving a Holdings Verification Report. You need to confirm that all previously disclosed information is accurate. New this year, you are required to disclose all holdings in Fidelity-advised investment products across all your covered accounts.

· As soon as any new covered account is opened, or a pre-existing covered account becomes associated with you (such as through a marriage or death), complete a New Covered Account Form (available at

risk.fmr.com/ethics) and forward it promptly to the Ethics Office.

· If an account is opened that contains securities that are not covered securities, or such an account becomes associated with you,

report the account on the appropriate section of the Holdings Verification

Report at the time the Ethics Office makes its yearly request for this type of information.

· When requested each quarter by the Ethics Office, promptly confirm or update your transaction history in covered securities on the Quarterly

Trade Verification Report.

--------Key Concepts Defined------------------------------------------------------------

Covered account

The term "covered account" encompasses a fairly wide range of accounts. Important factors to consider are your actual or potential investment control over an account,

whether you benefit financially from an account, and what your family and financial relationships are with the account holder. Examples of covered accounts include any account holding covered securities (including shares of Fidelity funds) that belongs to any of the following owners:

· you

· your spouse, or a domestic partner who shares your household

· any immediate family member who shares your household and who is either under 18 or is supported financially by you

· any corporation or similar entity where a covered person is a controlling shareholder or participates in investment decisions by the entity

· any trust of which you are (i) a beneficiary, and you participate in making investment decisions for the trust; (ii) a trustee, and you either have an opportunity to profit from the trust's investment operations or a member of your immediate family is a beneficiary of the trust; or (iii) a settlor, and you can revoke the trust by yourself and you participate in making investment decisions for the trust

· Any undertaking in which you have the opportunity to profit from a transaction in a security

Exception

With the prior written approval of the Ethics Office, an account that would otherwise be considered a covered account may qualify for an exception from these rules if you have no trading discretion or influence over the account,

such as with a blind trust.

Covered security

The term "covered security" encompasses most types of securities, including:

· shares of Fidelity mutual funds (except money market funds)

· shares of another company's mutual fund if it is advised by Fidelity

o Check the prospectus to see if this is the case.

· interests in Fidelity 529 College Savings Plans

· interests in a variable annuity or life insurance product in which any of the underlying assets are held in funds advised by Fidelity, such as

Fidelity VIP Funds

o Check the prospectus to see if this is the case.

· interests in Fidelity's deferred compensation plan reflecting hypothetical investments in Fidelity funds

· shares of stock (of both public and private companies)

· corporate and municipal bonds

· bonds convertible into stock

· options on securities (including options on stocks and stock indexes)

· single-stock futures

· shares of exchange-traded funds

· shares of closed-end mutual funds

Exceptions

The only securities that are not covered securities are:

· shares of money market funds (including Fidelity money market funds)

· shares of non-Fidelity open-end mutual funds

· interests of non-Fidelity 529 College Savings Plans

· shares, debentures, or other securities issued by FMR Corp. to you as compensation or a benefit associated with your employment

· U.S. Treasury securities

· obligations of U.S. government agencies with remaining maturities of one year or less

· money market instruments, such as certificates of deposit, banker's acceptances, and commercial paper

· commodities (such as agricultural products or metals), and options and futures on commodities that are traded on a commodities exchange

Fidelity fund

In this document, the terms "fund" and "Fidelity fund" mean any investment company or pool of assets that is advised or subadvised by FMR Co. or an affiliate.

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Moving brokerage accounts to Fidelity

While at Fidelity, you need to maintain your covered accounts that are brokerage accounts (see definition in sidebar) at Fidelity Brokerage Services LLC (or, if you are an employee outside the United States, at a broker approved for your region; go to

risk.fmr.com/ethics).

Exceptions

With approval from the Ethics Office, you or a covered person can keep a brokerage account at a broker-dealer other than Fidelity if any of the following applies:

· it contains only securities that can't be transferred

· it exists solely for products or services that are unlike any that Fidelity provides

· it exists solely because your spouse's or domestic partner's employer also prohibits external covered accounts

· it is managed by a third-party registered investment adviser

· it is restricted to trading interests in non-Fidelity 529 College Savings

Plans only

· it is associated with an ESOP (employee stock option plan) or an ESPP

(employee stock purchase plan) in which a related covered person is the participant

· it is required by a direct purchase plan, a dividend reinvestment plan, or an automatic investment plan with a public company (collectively, "DPPs")

in which regularly scheduled investments are made or planned

· it is required by a trust agreement

· it is associated with an estate of which you are the executor, but not a beneficiary, and your involvement with the account is temporary

· transferring the account would be inconsistent with other applicable rules

TO DO

· Transfer assets to your Fidelity account.

· Close all of your external brokerage accounts.

· For permission to maintain an external brokerage account, complete an

Exception Request Form (available at risk.fmr.com/ethics). Follow the specific instructions for each type of account and provide a current statement for each account.

--------Key Concepts Defined------------------------------------------------------------

Brokerage account

In this document, the term "brokerage account" means an account in which you can trade stocks, bonds, or options (such as IRAs, Keoghs, SEP-IRAs or other accounts with brokerage capabilities). Accounts that are restricted to trading only shares of mutual funds are not considered brokerage accounts.

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Moving holdings in Fidelity funds to Fidelity

While at Fidelity, you and any covered persons need to maintain any holdings in shares of Fidelity funds in a Fidelity account (or, if you are an employee outside the

United States, at a broker approved for your region; go to risk.fmr.com/ethics).

Exceptions - No Approval Required

· A covered person who is a participant in a defined benefit or defined contribution plan (such as a 401k) of their current employer can continue to maintain Fidelity fund holdings in that plan.

· A covered person who owns interest in a variable annuity of life insurance product in which underlying assets are held in Fidelity-advised funds, can continue to maintain such interest where they are currently maintained.

Note, although exceptions to transfer apply for the above types of holdings,

these holdings must be disclosed on the Holdings Verification Report each year.

Exceptions - Approval Required

With approval from the Ethics Office, you or a covered person can keep holdings in Fidelity funds in an account with another financial institution if any of the following applies:

· the holdings are maintained in a retirement plan or other defined benefit or defined contribution plan that prohibits the transfer of these holdings to

Fidelity

· the holdings are in an account that is managed by a third-party registered investment adviser

· maintaining the holdings in the external account is required by a trust agreement

· the holdings are associated with an estate of which you are the executor,

but not a beneficiary, and your involvement with the account is temporary

· you can show that transferring the holdings would create a significant hardship

TO DO

· Transfer shares of Fidelity funds to your Fidelity account.

· For permission to maintain holdings in Fidelity funds in an account with another financial institution, complete an Exception Request Form

(available at risk.fmr.com/ethics). Follow the specific instructions for each type of account and provide a current statement for each account.

Disclosing transactions in covered securities

You need to disclose transactions in covered accounts that involve covered securities

(including transactions in Fidelity funds). For Fidelity accounts that you've disclosed to the Ethics Office, this disclosure happens automatically. For approved brokerage accounts held outside of Fidelity, the Ethics Office will arrange to receive duplicate copies of all trade confirmations and account statements from the external brokerdealer. For any other transactions in covered securities (for example, if you inherit stock in the form of certificate shares, or you hold shares of Fidelity funds in a nonbrokerage account outside of Fidelity), you need to disclose this transaction information to the Ethics Office.

Exception

You don't have to report transactions in a covered account if the transactions are being made under an automatic investment plan (see definition in sidebar), the details of which have been provided to the Ethics Office.

TO DO

· Complete a Securities Transaction Report (available at

risk.fmr.com/ethics) and submit it to the Ethics Office within 30 days of the end of the quarter in which the transaction was completed.

--------Key Concepts Defined------------------------------------------------------------

Automatic investment plan

A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) covered accounts according to a set schedule and allocation.

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Disclosing gifts of securities

You need to notify the Ethics Office of any covered securities that you or a covered person gives, donates, or transfers to another party, or that you or a covered person receives or acquires from another party. This includes, among other things,

inheritances of securities and donations of securities to charities.

TO DO

· Complete a Securities Transaction Report (available at

risk.fmr.com/ethics) within 30 days following the end of the quarter during which the gift or transfer was made.

Getting approval before investing in private securities

You or any covered person needs prior approval from the Ethics Office to invest in any private placement or other private securities transaction not issued by a Fidelity company. If you are a Fund-Advisory Employee, Research Analyst or Portfolio

Manager, note the additional restrictions in Part 2 (under the heading "Reviewing fund investment decisions involving private investments") that apply to you.

TO DO

· Before investing in any private investment, fill out a Private Transaction

Request Form (available at risk.fmr.com/ethics).

· Get the necessary approval from your manager, division head, or other authority, as described on the request form.

· Submit the request to the Ethics Office and await approval.

· Report the final transaction within 30 days of the end of the quarter in which it was completed, using a Securities Transaction Report (available at risk.fmr.com/ethics).

Getting prior approval to serve as a director

You need to get approval in advance to serve as a director or trustee of a publicly traded company, or of a non-Fidelity privately held company that is likely to issue shares. Approval depends on a determination that the activity will not conflict with the best interests of the funds and their shareholders. Note that Fidelity's Policy on

Outside Activities and Affiliations (available at HRSolutions.fidelity.com) requires prior approval for other activities as well, including accepting additional employment outside of Fidelity or participating in an activity that may create an actual or perceived conflict of interest with Fidelity.

TO DO

· Request approval before participating in any covered activities by completing an Outside Activities and Affiliations Request Form (available at risk.fmr.com/ethics).

Clearing Trades in Advance

Purpose

The purpose of this rule is to reduce the possibility of conflicts between trades in covered accounts and trades made by the funds. When you apply for preclearance,

you're not just asking for approval. You're giving your word that you:

· don't have any inside information on the security you want to trade

· are not using knowledge of actual or potential fund trades to benefit yourself or others

· believe the trade is available to the general investor on the same terms

· will provide any relevant information requested by the Ethics Office

Generally, requests will not be approved if we determine your transaction may materially affect the market price of that security, or may take advantage of or hinder trading by the funds.

The rules of pre-clearance

You and any covered person must clear in advance all proposed orders to buy or sell a covered security. It's important to understand the following rules before requesting pre-clearance for a trade:

· You have to apply for pre-clearance on the same day you want to trade and prior to placing the trade.

· Pre-clearance approval is only good for one day. If you don't use it that day, it expires.

· Place day orders only (orders that automatically expire at the end of the trading session). Good-till-cancelled orders (such as orders that stay open indefinitely until a security reaches a specified market price) are not permitted.

· Check the status of all orders at the end of the day and cancel any orders that haven't been executed. If any covered person leaves an order open and it is executed the next day (or later), it will generate a violation that will be assigned to you.

· Unless an exception listed below applies or the Ethics Office has instructed you otherwise, these pre-clearance rules apply to all of your covered accounts - including both Fidelity accounts and any approved outside brokerage accounts.

Exceptions

You don't need to pre-clear trades in certain covered securities. These include:

· shares of Fidelity funds

· interests in Fidelity 529 College Savings Plans

· options on, or exchange-traded funds that track, the S&P 100, S&P Midcap

400, S&P 500, Morgan Stanley Consumer, FTSE 100, and Nikkei 225

indexes

· securities being transferred as a gift

· automatic dividend reinvestments

· rights subscriptions

· currency warrants

With the prior approval of the Ethics Office, there are a few situations where you may be permitted to trade without pre-clearing. These situations are:

· trades in a covered account that is professionally managed by a third party

· trades made through an automatic, regular program that has been disclosed to the Ethics Office in advance

· when you can show that repeated rejection of your pre-clearance request is causing a significant hardship

TO DO

New employees and employees newly subject to this rule

· Immediately cancel any good-till-cancelled orders in your covered accounts.

Delegating pre-clearance responsibilities

In very limited circumstances, you may, with the prior approval of the Ethics

Office, designate another employee to obtain pre-clearance approvals for you. In such a case, the agent is responsible for obtaining the correct approvals, and you are responsible for maintaining reasonable supervision over the employee's activities related to pre-clearance.

How to Clear a Trade in Advance

To avoid errors, use these step-by-step instructions:

1. Go to https://preclear.fmrco.com. Pre-clearance is available between

10:15 AM (12 noon for FMR Co. traders) and 5:30 PM Eastern Time. If you are unable to access pre-clearance online, call the Pre-clearance Desk at 617-563-6109 (available until 5:00 PM).

2. Carefully enter the details of the trade you'd like to make. Do not trade unless you receive approval. Note the pre-clearance reference number for your records.

3. Place your order. Be sure your order is for the same security, direction,

and quantity (or a lesser quantity) as your pre-clearance approval. Do not place a good-till-cancelled order.

4. Check the status of your order at the end of the day.

5. Cancel any orders that haven't been filled.

WHAT'S PROHIBITED

Trading restricted securities

A security that Fidelity has restricted may not be traded in a covered account.

Selling Short

In a covered account, the short position in a particular covered security may not exceed the amount of fully paid-for shares of that security (or its equivalent) in the same account. This prohibition includes selling securities short (see definition in sidebar), buying puts to open, and selling calls to open.

Exception

· Short strategies involving the following indexes: S&P 100, S&P 500, S&P

Midcap 400, Morgan Stanley Consumer, FTSE 100, and Nikkei 225.

--------Key Concepts Defined------------------------------------------------------------

Selling short

Selling a security that is on loan to you from a broker-dealer (rather than owned by you) at the time you sell it.

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Participating in IPOs

A covered person is not allowed to participate in an IPO (initial public offering of securities) where no public market in a similar security of the issuer previously existed. This rule applies to equity securities, corporate debt securities, and free stock offers through the Internet.

Exceptions

With prior approval from the Ethics Office, you may participate if:

· you have been offered shares because you already own equity in the company

· you have been offered shares because you're a policyholder or depositor of a mutual company that is reorganizing into a stock company

· your spouse or domestic partner has been offered shares because of his or her employment with the company

TO DO

· For approval to participate in an IPO that may qualify as an exception,

complete the Exception Request Form (available at risk.fmr.com/ethics).

· Don't participate in any IPO without written approval from the Ethics

Office.

Participating in an investment club

No covered person may participate in an investment club or similar entity.

Investing in a hedge fund

No covered person may invest in a hedge fund or similar investment product that is not registered under the Investment Company Act of 1940.

Exceptions

· Investment products issued or advised by Fidelity.

· An unregistered investment product whose prospectus (or offering memorandum) limits investment strategies to those permissible under these rules. The prior approval of the Ethics Office is required to take advantage of this exception.

· For all employees except Research Analysts and Portfolio Managers: an unregistered investment product that you bought before joining Fidelity.

The prior approval of the Ethics Office is required to take advantage of this exception. In addition, you must show that you have no influence over the product's investment decisions and either that your investment cannot be readily liquidated or that liquidation would cause a significant hardship.

TO DO

· To request an exception to invest in an unregistered hedge fund, submit a completed Exception Request Form (available at risk.fmr.com/ethics) to the Ethics Office.

· To request an exception to maintain a pre-existing investment, submit a completed Exception Request Form (available at risk.fmr.com/ethics) to the Ethics Office. Note that even if your request is approved, you cannot make any further investments in the product, and you must liquidate your investment at the earliest opportunity - in any case no later than one year from the date your request was approved.

Trading in an account that you do not own

The general rule is that you may not maintain authority to trade, nor place trades of covered securities, in an account that is not owned by you or is not one of your covered accounts.

If you have an active securities registration (such as a Series 6 or Series 7), note the additional restrictions in the Rules for Broker-Dealer Employees that apply to you.

Exception

With prior approval from the Ethics Office, you can maintain and exercise trading authority over a non-covered account that is owned by a member of your family or your domestic partner. If approved, the account may become subject to additional restrictions, which the Ethics Office will inform you of at the time of approval.

TO DO

· If you are a new employee, take immediate steps to terminate any authority you may have to trade covered securities in a non-covered account.

· To request an exception from this rule, submit a Trading Authorization

Request Form to the Ethics Office (available at risk.fmr.com/ethics).

· If approved, complete a Fidelity Trading Authorization and Indemnification

Form (available at fidelity.com).

· Don't direct any trades in the account until your request has been fully approved.

Excessive trading

Excessive trading in covered accounts, including rapid trading in and out of a Fidelity

Select Fund, is strongly discouraged. In general, anyone placing more than 40 trades in a quarter, or redeeming Select Fund shares within 30 days of purchase,

should expect additional scrutiny of their trades. The Ethics Office monitors trading activity, and may limit the number of trades allowed in your covered accounts during a given period.

TO DO

· Comply fully with any trading limits placed on your covered accounts by the Ethics Office.

Giving or receiving gifts

You may not accept any gift or compensation from a third party intended to influence a fund's investment decisions or trading activity.

In addition, you need to comply with Fidelity's Policy on Gifts and Gratuities

(available at HRSolutions.fidelity.com) and any supplemental gift policy of your particular business unit.

Profiting from knowledge of fund transactions

You may not use your knowledge of transactions in funds or other accounts advised by FMR Co. to profit by the market effect of these transactions.

Influencing a fund to benefit yourself or others

The funds and accounts advised by FMR Co. are required to act in the best interests of their shareholders and clients, respectively. Accordingly, you are prohibited from influencing any of these funds or accounts to act for the benefit of any other party other than its shareholders or clients.

For example, you may not influence a fund to buy, sell, or refrain from trading a security in order to affect that security's price to advance your own interest or the interest of a party that has or seeks to have a business relationship with Fidelity.

Transacting with a fund

No covered person may engage in any transaction with a fund other than in the regular performance of business duties, or the purchase or sale of fund shares.

Attempting to defraud a fund

Attempting to defraud a fund or an account advised by FMR Co. in any way is a violation of Fidelity's rules and federal law. Although this rule is particularly relevant to employees of FMR Co., it applies to everyone covered by these rules.

Using a derivative to get around a rule

If something is prohibited by these rules, then it's also against these rules to effectively accomplish the same thing by using a derivative. This includes futures,

options, options on futures, and other types of derivatives.

HOW WE ENFORCE THESE POLICIES

The Ethics Office

The Ethics Office regularly reviews the forms and reports it receives. If these reviews turn up information that is incomplete, questionable, or potentially in violation of the rules in this document, the Ethics Office will investigate the matter and may contact you.

If it is determined that you or another covered person has violated a rule, the

Ethics Office or other appropriate party may take action. This may take the form of:

· a warning

· a fine or other payment

· a limitation or ban on personal trading

· dismissal from employment

· referral of the matter to civil or criminal authorities

Fidelity takes all rule violations seriously, and, at least once a year, provides the funds' trustees with a summary of the remedies prescribed for material violations of these rules. You should be aware that other securities laws and regulations not addressed by these rules may also apply to you, depending on your role at

Fidelity.

Exceptions

In cases where exceptions to these rules are noted and you may qualify for them,

you need to get prior approval from the Ethics Office. The way to request any particular exception is discussed in the text of the relevant rule. If you believe that you have a situation that warrants an exception that is not discussed in the rules, you're welcome to submit a written request to the Ethics Office. Your request will be considered by the Ethics Office, and you'll be notified of the outcome.

Appeals

If you believe a request of yours has been incorrectly denied or that an action is not warranted, you may appeal the decision. To make an appeal, you need to give the Ethics Office a written explanation of your reasons for appeal within 30 days of when you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. The Ethics Office may arrange for senior management or other parties to be part of the review process. You'll be notified of the outcome of your appeal by the

Ethics Office.

PART 2 Additional Rules for Fund-Advisory Employees, and

Research Analysts and Portfolio Managers

WHAT'S REQUIRED

Surrendering 60-day gains

Any sale of covered securities in a covered account will be matched against any purchases of that security, or its equivalent, in the same account during the previous

60 days (starting with the earliest purchase in the 60-day period). Any gain resulting from any matched transactions must be surrendered. For specific information about how option transactions are treated under this rule, see the sidebar and the examples below.

Gains are calculated differently under this rule than they would be for tax purposes.

Neither losses nor potential tax liabilities will be offset against the amount that must be surrendered under this rule.

Exceptions

This rule does not apply:

· to transactions in shares of Fidelity funds.

· to transactions in options on, or exchange-traded funds that track, the following indexes: S&P 100, S&P Midcap 400, S&P 500, Morgan Stanley

Consumer, FTSE 100, and Nikkei 225.

· when the rule would prevent you from realizing a tax loss on a proposed trade. This exception is not automatic and requires the advanced written approval of the Ethics Office. Approval will be based on fund trading and other pre-clearance tests. You are limited to a total of three exceptions per calendar year across all of your covered accounts.

TO DO

· Before trading a security in a covered account that might trigger this rule,

make sure you understand how much may have to be surrendered. The calculation may be complicated, especially if options or multiple prior purchases could be involved. If you have any doubt, call the Ethics Office at 617-563-5566.

· To request permission for a tax loss exception, contact the Ethics Office before trading. Allow at least two business days for your request to be considered.

Option transactions under the 60-Day Rule

Option transactions can be matched in two ways:

· to prior purchases of the underlying security

· to prior option transactions in the opposite direction.

When matching an option transaction to prior purchases of the underlying security, opening an option position by selling a call or buying a put is treated as a sale and will be matched to any purchase of the underlying security made during the preceding 60 days.

When matching an option transaction to prior option transactions, a closing position is matched to any like opening positions taken during the preceding 60 days.

Exercising an option

· The initial purchase or sale of an option, not the exercise or assignment of the option, is matched to any opposite transactions made during the preceding 60 days.

· The sale of the underlying securities received from the exercise of an option will also be matched to any opposite transactions made during the period.

Automatic liquidation

There is no exception to the 60-Day Rule for the selling of securities upon the automatic exercise of an option that is in the money at its expiration date. To avoid surrendering 60-day gains that would result from an automatic liquidation,

you need to cancel the automatic liquidation before it happens.

Disclosing ownership of securities that a fund may be considering

If a security of an issuer (whether public or private) is held in a covered account, or you or any covered person is about to place a trade in a security of such issuer, you must disclose this ownership information in any communication (such as a research note) that is intended or likely to influence a fund's investment decisions about any security of that issuer.

Reviewing fund investment decisions involving private investments

In addition to getting approval before investing in private securities (as required under Part 1), if you have a material role in the consideration by a fund of securities of an issuer in which a covered person has a private investment, you must take the following steps:

· Disclose the private interest to the person making the investment decision about the security in question.

· Go to your division or department head and obtain an independent review of any decision to buy the security for one of your assigned funds before placing the order for the fund.

WHAT'S PROHIBITED

Buying securities of certain broker-dealers

No covered person is allowed to buy the securities of a broker-dealer or its parent company if the Ethics Office has restricted those securities. This rule is tested during pre-clearance.

Trading after a research note

No covered person is allowed to trade a covered security of an issuer until two full business days have elapsed since the publication of a Fidelity research note on that issuer. This rule does not apply to all Fund-Advisory Employees; however, because the rule is tested automatically during pre-clearance, so long as you observe proper pre-clearance procedures, you can be certain you are in compliance with this rule should it apply to you.

PART 3 Additional Rules for Research Analysts and Portfolio

Managers Only

WHAT'S REQUIRED

Disclosing opportunities in your assigned securities before personally trading

For Research Analysts Only

You must disclose in a research note material information you have about a security that is assigned to you before trading that security in a covered account.

Exception

You may be permitted to trade the assigned security in a covered account without publishing a research note if you have obtained the prior approval of both the relevant head of research and the Ethics Office.

TO DO

· Publish a note with relevant information and indicate your ownership in the note before trading a security you are assigned to cover. The Ethics

Office may consult with a head of research when you pre-clear, if the proposed transaction is the opposite of your most recent recommendation.

· To request an exception, first contact the relevant head of research and seek approval. Then contact the Ethics Office for approval. Do not personally trade the security until you have received full approval.

Disclosing information received from a company before personally trading

Any time you receive, directly from an issuer, material information about that issuer that is publicly available, you must check to see if that information has been disclosed to the funds. If not, you must communicate that information to the funds before you trade any securities of that company in a covered account.

TO DO

· Confirm whether a Fidelity research note has been published with the relevant information.

· If not, publish a note or provide the information to the relevant head of research.

· If you think you may have received material, non-public information,

follow the rules in Fidelity's Policy on Inside Information (available at

risk.fmr.com/ethics).

Recommending trading opportunities before personally trading

You must recommend for the funds, and, if applicable, trade for the funds, a suitable security before trading that security in a covered account. In addition, even if you have already traded the security in a covered account, if the security is suitable for the funds, you must recommend it immediately even if doing so would create the appearance of a conflict of interest between your personal trade and the fund trade.

TO DO

If you believe that your recommendation for a fund might create the appearance of a conflict, contact the Ethics Office.

WHAT'S PROHIBITED

Trading within seven days of a fund you manage

For Portfolio Managers only

Trading in a covered account within seven calendar days before or after a trade is executed in the same or equivalent security by any of the funds you manage is not permitted.

Exceptions

· When the rule would work to the disadvantage of a fund

You must never let a trade in a covered account prevent a fund you manage from subsequently trading the same security if not making the trade would disadvantage the fund. However, you need approval in advance from the Ethics Office before making any trades under this exception. The Ethics Office will need to know, among other things, what new information arose since the date of the covered account trade.

· When the conflicting fund trade results from standing orders

A covered account trade may precede a fund trade in the same security when the fund's trade was generated independently by the trading desk because of a standing instruction to trade proportionally across the fund's holdings in response to fund cash flows.

· When the covered account is independently managed

This exception applies only where a covered account is managed by a third-party professional investment adviser under a written contract, and you provide no input on day-to-day investment decisions. To take advantage of this exception, you must have previously obtained written approval from the Ethics Office to maintain the managed account.

TO DO

· Before trading personally, consider whether there is any likelihood that you may be interested in trading that security in your assigned funds within the next seven calendar days. If so, refrain from trading in a covered account.

· If a fund you manage has recently traded a security, you must delay any covered account trades in that security until the eighth calendar day after the most recent trade by the fund.

· Contact the Ethics Office immediately to discuss any situation where these rules would work to the disadvantage of the funds.

Legal Information

The Code of Ethics for Personal Investing, Fidelity Funds Version constitutes the Code of Ethics required by Rule 17j-1 under the Investment Company Act of 1940 and by Rule 204A-1 under the Investment Advisers Act of 1940 for the Fidelity funds, the FMR Corp. subsidiaries that are the funds' investment advisers or principal underwriters, Fidelity Management Trust Company,

and any other entity designated by the Ethics Office. Fidelity is required to provide a copy of this Code, and any amendments to it, to all employees covered under it.

Independent Board Members

Trustees and members of the Advisory Board of the Fidelity funds who are employees of

Fidelity Investments are Fund-Advisory Employees. Trustees who are not "interested persons"

(as defined in the Investment Company Act) and Advisory Board members who are not employees of Fidelity Investments are considered "Independent Board Members" so long as they do not have access to daily trading information of the funds or listings of current fund holdings. Independent Board Members are subject to the general principles and spirit of these rules and, like other members of the board, must disclose their covered accounts and securities and must report transactions regularly. Although Independent Board Members are not subject to the procedural requirements and prohibitions applicable to employees under these rules, they have adopted their own policy that supplements but is not part of these rules.